Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Nikola Corporation of our report dated March 1, 2022, relating to the financial statements of Romeo Power, Inc., appearing in the Current Report on Form 8-K/A dated November 28, 2022.

/s/ Deloitte & Touche LLP

Los Angeles, California

August 21, 2023